                                                             Filed pursuant to
                                                             Rule 424 (b)(3)
                                                             Reg Nos. 333-42792,
                                                             333-42792-01 and
                                                             333-42792-02


PROSPECTUS SUPPLEMENT NO. 1
(To Prospectus dated August 30, 2000)

NTL Communications Corp.
7% Convertible Subordinated Notes Due 2008
NTL Incorporated
Shares of Common Stock

This Prospectus Supplement No. 1 supplements and amends the Prospectus dated August 30, 2000, relating to the 7% Convertible Subordinated Notes Due 2008 of NTL Communications Corp. and the shares of NTL Incorporated's common stock, par value $.01 per share, issuable upon conversion of the Convertible Notes.

The table on page 44 of the Prospectus sets forth information with respect to the Selling Securityholder (as defined in the Prospectus) and the amount of Convertible Notes beneficially owned by such Selling Securityholder that may be offered pursuant to the Prospectus. This Prospectus Supplement amends that table by adding the Selling Securityholders who have provided appropriate information to NTL Incorporated from the date of filing of the Registration Statement on Form S-3 (File No. 333-72335), in which the securities registered pursuant thereto this Prospectus Supplement relates, up to and including the date of this Prospectus Supplement.


                                                                             PRINCIPAL
                                                                             AMOUNT AT
                                                                             MATURITY OF
                                                                             DEBENTURES
                                                                             BENEFICIALLY
                                                                             OWNED AND
SELLING SECURITY HOLDERS                                                     OFFERED ($)
------------------------                                                     ------------
Aim High Yield Fund                                                          $5,000,000
Aim High Yield II Fund                                                           30,000
Albert Luce, Jr.                                                                140,000
Alexandra Global Investment Fund I LTD                                        2,000,000
Allegheny Teledyne Inc.  Pension Plan                                           700,000

Alpine Associates                                                             4,750,000
Alpine Partners, L.P.                                                           500,000
Alsam Foundation                                                                150,000
Alscott Investments,  LLC                                                     2,200,000
Alta Partners Holdings, LDC                                                   1,500,000
American Stores                                                                 900,000
Argent Convertible Arbitrage Fund Ltd.                                        2,500,000
Argent Classic Convertible Arbitrage Fund L.P.                                5,650,000
Argent Classic Convertible Arbitrage Fund (Bermuda) L.P.                     16,350,000
Aristeia International Ltd.                                                   1,749,000
Aristeia Trading, LLC                                                         1,251,000
Arkansas Teachers Retirement                                                  2,399,000
Armand Von Ernst & CEAG                                                         125,000
Aspen Partner's                                                                 300,000
Associated Jewish Charities of Baltimore                                        250,000
Atlas Strategic Income Fund                                                     100,000
AXP Bond Fund Inc.                                                              880,000
AXP Variable Portfolio-Bond Fund                                                340,000
AXP Variable Portfolio-Managed Fund                                             480,000
BancBoston Robertson Stephens                                                   500,000
Bancroft Convertible Fund, Inc.                                               1,750,000
Bankers Trust Trustee For Chrysler Corp.
  Emp #1 Pension Plan dated 4/1/89                                            1,630,000
Baptist Health of South Florida                                                 160,000
Bear Stearns & Co Inc.                                                        1,410,000

Bill W. Mintz TTEE Revocable Trust                                              200,000
Blue Cross Blue Shield of Michigan Retirement Income                          1,110,000
BNP Arbitrage SNC                                                             2,500,000
Boston Museum of Fine Arts                                                      113,000
Boulder II Limited                                                            1,220,000
Boulder Management, Inc.                                                      3,895,040
Brown Family Trust A                                                            100,000
Brown University                                                              1,500,000
BTC Partners LLP                                                                130,000
The California Endowment                                                      1,250,000
California Healthcare Foundation                                                600,000
Caregroup Pension Plan                                                           45,000
Catholic Healthcare West Funded Depreciation                                    335,000
Catholic Healthcare West Retirement                                             335,000
Catholic Healthcare West Self Insurance                                         125,000
Catholic Healthcare West Workers Compensation                                    90,000
CBBB Cotenancy                                                                  220,000
Chase Manhattan NA Trustee For IBM Retirement Plan
dated 12/18/45                                                                2,772,000
Cheyne Walk Trust                                                               725,000
Christine Russell Revocable Trust                                               500,000
CIBC Wood Grundy International Equity Arbitrage Corp.                         3,500,000
Citibank, et al Employees Retirement Plan                                     2,070,000
Clorox Co. Employee Benefits                                                    400,000
Colgate-Palmolive Company Retirement Trust                                      800,000

Conseco Direct Life                                                             700,000
Corlon Associates I                                                             400,000
Corlon Co. Foundation                                                           110,000
Cowles Investment Partnership                                                   180,000
CPR (USA) Inc.                                                                  275,000
Credit Suisse First Boston Corporation                                          700,000
Cygnus X1 Limited Partnership                                                 1,800,000
Deeprock & Co.                                                                1,000,000
D.E. Shaw & Co.                                                               1,000,000
Deutsche Bank Securities Inc.                                                38,730,000
Discovery Group of Funds                                                        190,000
Donald G. Linber & Joyce Linber, jnt                                             27,000
Donaldson, Lufkin & Jenrette Securities Corp.                                   368,000
Duckbill & Co.                                                                1,000,000
Duke University Employees Retirement Plan                                       160,000
Duke University Long Term Pool                                                  780,000
Dunham & Associates Ser III                                                     110,000
East Bay Community Foundation                                                   230,000
East Oakland Youth Development Fund                                             160,000
Ellsworth Convertible Growth and Income Fund, Inc.                            1,250,000
Engineers Joint Pension Fund                                                    303,000
Erin Partners Two                                                                65,000
Federated Equity Income Fund, Inc.                                           31,200,000
Federated Insurance Series on
  behalf of its Federated Equity Income Fund II                               1,100,000

Federated Insurance Series on
  behalf of its Federated Utility Fund II                                     2,535,000
Federated Utility Fund, Inc.                                                 17,300,000
Fidelity Fixed-Income Trust: Fidelity High Income Fund                       17,020,000
Fidelity Summer Street Trust: Fidelity Capital & Income Fund                  3,000,000
Fidelity Management Trust Company on
  behalf of accounts managed by it                                            2,980,000
Forest Performance Fund LP                                                      165,000
Forest Alternative Strategies Fund II LP Series A-5M                            240,000
Forest Alternative Strategies Fund II LP Series A-5T                            780,000
Forest Fulcrum Fund LP                                                        7,700,000
Forest Global Convertible Fund Series A-5                                     9,700,000
Forest Global Convertible Fund Series B-1                                        65,000
Franklin & Marshall College                                                     127,000
The Gabelli Global Convertible Securities Fund                                  145,000
General Electric Pension Trust                                                1,000,000
General Motors Welfare Benefit Trust                                          1,000,000
Geo-Volor Ltd.                                                                  500,000
The Georgia International Fund Ltd.                                             200,000
Georgia Partners                                                             20,000,000
Glaxo Wellcome Benefits Plan                                                    450,000
Glaxo Wellcome Cash Balance Plan                                                450,000
Global Bermuda Limited Partnership                                            1,500,000
Golden Rule Insurance Company                                                 1,600,000
Goldman, Sachs & Co.                                                          1,405,000
GranGem 23 41 LLC                                                               250,000

Greyhound Lines                                                                  50,000
Greyhound Lines Inc.  Amalgamated CNCL Retirement &
Disability TR Imperial TR c/o Forest Investment Management LLC                   70,000
Guide Dogs for the Blind                                                        500,000
HBK Cayman L.P.                                                               4,944,000
HBK Offshore Fund Ltd.                                                        9,356,000
Henry J. Kaiser Family Foundation                                               550,000
Hign Bridge Capital Corporation                                              10,000,000
Horowitz Limited Partnership I                                                  150,000
H&S Partners I, L.P.                                                         20,000,000
The Income Fund of America, Inc.                                             50,000,000
Indiana University Foundation                                                   650,000
Jackson Investment Fund Ltd.                                                    625,000
James Irvine Foundation                                                         900,000
Janus Aspen Balanced                                                         14,379,000
Janus Aspen Equity Income                                                       127,000
Janus Aspen Growth and Income                                                    83,000
Janus Aspen High Yield                                                           35,000
Janus Balanced Fund                                                          28,425,000
Janus Capital Corporation                                                    19,378,000
Janus Capital Corporation IDEX Balanced Fund                                  1,732,000
Janus Equity Income Fund                                                     10,974,000
Janus Growth and Income                                                      20,332,000
Janus High Yield                                                              1,000,000
JWF Balanced Fund                                                             1,380,000

JWF High Yield Bond Fund                                                         35,000
Jefferies & Company                                                             188,000
Jeffrey Rymer                                                                    35,000
Jicarilla Apache Tribe                                                        2,100,000
JMB Children's Holding Co.                                                      600,000
JMG Convertible Investments L.P.                                              6,000,000
John Robert                                                                     110,000
J.P.Morgan & Co. Inc.                                                        12,000,000
Julius Baer Securities                                                          700,000
Lakeshore International, Ltd.                                                 3,000,000
Lazard Freres & CIE Paris                                                       700,000
LB Series Fund Inc.  High Yield Portfolio                                     2,500,000
LDG Limited                                                                     250,000
Libertyview Plus Fund                                                           225,000
Loomis Sayles & Company, L.P. for Benefit of New England
High Income Bond Fund                                                         1,000,000
LLT Limited                                                                     880,000
Mainstay Convertible Fund                                                     4,000,000
McMahon Securities Company, L.P.                                              2,715,000
Melinda Marfield Trust                                                           35,000
Merrill Lynch Pierce Fenner & Smith Inc.                                      1,717,000
Metropolitan Museum of Art                                                      750,000
MGBA Investments                                                                100,000
Michigan State University                                                       400,000
Milton L. Schwartz Revocable Family Trust                                       110,000

Monumental Life Insurance Company-(teamsters-camden non-enhanced)             7,000,000
Morgan Stanley Dean Witter                                                    5,500,000
Morgan Stanley Dean Witter Convertible Securities Trust                       2,500,000
Mount Sinai School of Medicine                                                  800,000
Museum of Fine Arts, Boston                                                      16,000
Nationwide Family of Funds on
  behalf of Nationwide Equity Income Fund                                       400,000
National Bank of Canada                                                         900,000
NationsBanc Montgomery Securities LLC                                         1,500,000
N.B. Giustina Trust                                                             150,000
New Hampshire Retirement System                                                  94,000
New York Life Insurance Company                                              10,750,000
Nicholas Applegate Convertible Fund                                             530,000
NMS Services Inc.                                                            10,000,000
Oak Foundation USA, Inc.                                                        200,000
Ohio National Equity Income Portfolio on behalf of
  its Ohio National Fund, Inc.                                                   70,000
Onex Industrial Partners Limited                                              5,540,000
Oppenheimer Champion Income Fund                                             11,700,000
Oppenheimer Strategic Income Fund                                            10,250,000
Oppenheimer High Yield Fund                                                   2,000,000
Oppenheimer  Strategic Bond Fund                                                400,000
Oppenheimer  High Income Fund                                                 3,550,000
Oppenheimer Convertible Securities Fund                                       4,000,000
OZ Master Fund, Ltd.                                                          3,000,000
OS Ventures                                                                     120,000

Pace Setter 1, L.P.                                                           1,000,000
Pacific Life Insurance Company                                                  500,000
Palladin Securities, LLC                                                        700,000
Pebble Capital, Inc.                                                          1,544,960
Pell Rudman Trust Company                                                     1,928,000
Penn Treaty Network America Insurance Company                                   110,000
Peoples Benefit Life Insurance Company                                        6,000,000
Peyton Anderson Foundation                                                      260,000
PGEP III LLC                                                                    700,000
Physicians Life                                                                 166,000
Pilgrim Convertible Fund                                                      2,610,000
PIMCO Convertible Bond Fund                                                     300,000
Pitney Bowes Retirement Fund                                                  6,540,000
Prime 66 Partners, Inc.                                                      50,000,000
Pro Mutual                                                                       59,000
Putnam Convertible Income Growth Trust                                        5,520,000
Putnam Convertible Opportunities and Income Trust                                46,000
Quattro Offshore Fund Ltd.                                                      250,000
R2 Investments, LDC                                                           8,500,000
Radiology Associates Employee Benefit                                           250,000
Radiology Group Profit Sharing Plan                                              80,000
Radiology Medical Group Pension Plan                                             75,000
Radiology Medical Group P/S San Diego                                            40,000
Ralco Inc.                                                                      200,000
Ramius, L.P.                                                                  1,583,000

Ramius Capital Group Holdings, Ltd.                                           1,000,000
Ramius Fund, Ltd.                                                             2,375,000
RCG Baldwin L.P.                                                                792,000
RCM Financial Services LP                                                       350,000
Ridgeway/Floum Profit Sharing Plan                                              100,000
Riverside Church                                                                450,000
Ronald Family Trust A                                                           850,000
S&J Partners                                                                    120,000
Salomon Brothers Asset Management, Inc.                                      29,050,000
Salomon Smith Barney Inc.                                                     1,100,000
San Diego City Retirement                                                       839,000
San Diego County Convertible                                                  2,125,000
Sbaggs Family Foundation                                                        110,000
S.C. Johnson Retirement Plan                                                    240,000
South Fork Partners                                                           4,000,000
Southern Methodist University                                                   240,000
Southport Management Partners.  L.P.                                          1,080,000
Southport Partners International, Ltd.                                        2,130,000
Southwest Franciscan Missions Inc.                                              150,000
Speer Leeds & Kellogg                                                         1,000,000
Starvest Combined Portfolio                                                     375,000
State of Maryland Retirement Plan                                             3,500,000
State Street Bank Custodian For GE Pension Trust                                861,000
Sterling Partners                                                             1,943,000
Stoel Rives LLP                                                                 370,000

SunAmerica Series Trust on
  behalf of its Federated Utility Portfolio                                   1,625,000
Susquehanna Capital Group                                                     2,545,000
Tribeca Investments LLC                                                       4,000,000
Triton Capital Investments, LTD                                               6,000,000
Trustees of Hamilton College                                                    700,000
TQA Vantage Plus Fund, Ltd.                                                     300,000
TQA Vantage Fund, Ltd.                                                        3,540,000
TQA Leverage Fund, L.P.                                                       1,610,000
Union Bancaire Privee                                                         6,500,000
University of Oregon                                                            265,000
University of Rochester                                                          15,000
University of Washington Endowment Fund                                         370,000
Van Kampen Harbor Fund                                                        4,300,000
Van Kampen Convertible Securities Fund                                          700,000
Wake Forest University                                                          598,000
Warburg Dillon Read LLC                                                       9,400,000
West 64 Limited                                                               5,200,000
Western Cancer Medical Group P/S                                                 35,000
Zellerbach Family Fund                                                          200,000


The Prospectus, together with this Prospectus Supplement No. 1, constitutes the prospectus required to be delivered by Section 5(b) of the Securities Act of 1933, as amended, with respect to offers and sales of the Convertible Notes and the Common Stock issuable upon conversion of the Convertible Notes.

Prospective investors should carefully consider matters discussed under the caption "Risk Factors" beginning on page 4 of the Prospectus.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement No. 1 is September 15, 2000.